UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 3, 2014 (August 22, 2014)

FSP 50 SOUTH TENTH STREET CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52551	20-5530367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Disposition of Assets.

On September 2, 2014, FSP 50 South Tenth Street Corp. (the “Registrant”) completed the previously announced sale of its twelve-story multi-tenant office and retail building containing approximately 498,768 rentable square feet of space, which is located at 50 South Tenth Street, Minneapolis, Minnesota (the “Property”) to Union Investment Real Estate GmbH (the “Buyer”). There are no material relationships, other than in respect of the sale of the Property, among the Buyer and the Registrant or any of the Registrant’s affiliates. The gross sale price was $164,500,000.

Item 7.01. Regulation FD Disclosure.

Letter to Holders of Preferred Stock

On or about September 3, 2014, the Registrant will be mailing a letter to the holders of its preferred stock with an update on the closing of the sale of the Property and the dissolution of the Registrant. The full text of the letter is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Voting Results

Pursuant to an information statement dated July 31, 2014 (the “Information Statement”) and mailed to all holders of preferred stock in the Registrant on or about August 7, 2014, the Board of Directors of the Registrant requested the consent of the holders of its preferred and common stock to the sale by the Registrant of the Property to the Buyer for a gross sales price in the aggregate of at least $164,500,000 as further described in the Information Statement (the “Sale” of the Property). “Gross sales price” includes any and all consideration received or receivable, in whatever form, including but not limited to assumption or release of existing liabilities. The Information Statement was filed with the U.S. Securities and Exchange Commission on July 31, 2014.

The affirmative vote of the holders of a majority of the Registrant’s preferred stock and a majority of the Registrant’s common stock, each voting as a separate class, was required to approve the Sale. As of September 2, 2014, the Registrant had received the following votes regarding the Sale from the holders of its preferred stock:

	# of Shares of Preferred Stock[1]	% of Outstanding Preferred Stock[2]

Consent	552.250	78.893%

Withhold Consent	3.750	0.536%

Abstain	8.750	1.250%

1	Voting results do not reflect the vote of the one share of common stock in the Registrant held by Franklin Street Properties Corp. (“FSP Corp.”). FSP Corp. is the sole stockholder of the Registrant’s one share of common stock and, pursuant to a voting agreement, has agreed to vote that share in favor of the Sale if the holders of a majority of the outstanding shares of preferred stock of the Registrant vote in favor of the Sale.
2	Based on 700 shares of preferred stock in the Registrant issued and outstanding.

Dissolution of the Registrant

On August 22, 2014, in anticipation of the Sale of the Property and the subsequent dissolution of the Registrant, the Registrant and FSP Property Management LLC, as Trustee (the “Trustee”), formed FSP 50 South Tenth Street Corp. Liquidating Trust (the “Trust”) by entering into that certain Liquidating Trust Agreement (the “Trust Agreement”), for the creation and operation of the Trust. The Trust’s activities are restricted to the conservation and protection of the assets to be transferred by the Registrant to the Trust and the administration thereof, including the payment of any liabilities, costs and expenses of the Registrant or the Trust. The Trust will terminate upon the earlier of the distribution of all of the Trust’s assets in accordance with the terms of the Trust Agreement, or the expiration of a period of three years from the effective date of the Trust. The existence of the Trust may, however, be extended for up to two additional one-year periods in the Trustee’s reasonable discretion. The beneficial interests in the Trust are not transferable except by will, intestate succession or by operation of law. Any beneficial interests in the Trust transferred by will, intestate succession or by operation of law will thereafter be subject to such transfer restrictions. The Trust Agreement is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

On September 3, 2014, the Registrant filed its certificate of dissolution with the Secretary of State of the State of Delaware, pursuant to the plan of dissolution previously approved by the Board of Directors and stockholders of the Registrant (the “Plan of Dissolution”). The certificate of dissolution became effective as of the close of business on September 3, 2014, at which time the Registrant’s stock transfer books were closed. Following the filing of the certificate of dissolution, the Registrant continues to wind up its business in accordance with the Plan of Dissolution.

Following the filing of the certificate of dissolution, on September 3, 2014, in accordance with the Plan of Dissolution, the Registrant transferred all of its assets to the Trust and the Trust assumed all of the Registrant’s obligations and liabilities. On or about September 19, 2014, the Trust expects to make an initial liquidating distribution in the amount of $92,000 per share of preferred stock to holders of record of issued and outstanding preferred stock of the Registrant as of the close of business on September 3, 2014, who are deemed to be beneficiaries of the Trust. The Trust will retain the reserves deemed necessary to settle its outstanding obligations and fund future expenses in connection with carrying out the Plan of Dissolution, and may make one or more future liquidating distributions to its beneficiaries to the extent it determines there are excess funds to make further distributions. There can be no assurance that there will be sufficient funds available to make any such future distributions.

The information in Exhibit 99.2 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FSP 50 SOUTH TENTH STREET CORP.

Date: September 3, 2014	By: /s/ George J. Carter
George J. Carter President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter to be mailed by FSP 50 South Tenth Street Corp. on or about September 3, 2014.

99.2	Liquidating Trust Agreement, dated as of August 22, 2014, by and between FSP 50 South Tenth Street Corp. and FSP Property Management LLC